UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

PUBLIC STORAGE

PUBLIC STORAGE OPERATING COMPANY

(Exact name of registrant as specified in its charter)

Maryland (Public Storage) Maryland (Public Storage Operating Company)	95-2834996 95-3551121
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

701 Western Avenue, Glendale, California	91201-2349
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which Each class is to be registered
3.500% Senior Notes due 2034 (and the guarantee by Public Storage related thereto)	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of class)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this Form relates: 333-283556, 333-283556-01 (if applicable)

Item 1. Description of Registrant’s Securities to be Registered.

A description of the 3.500% Senior Notes due 2034 (the “Notes”) issued by Public Storage Operating Company (“PSOC”) and the guarantee of the Notes by Public Storage (the “Company”) is included on the cover page and under the section entitled “Description of Notes” beginning on page S-15 of the prospectus supplement (the “Prospectus Supplement”) dated September 26, 2025 to the prospectus (the “Prospectus”) dated December 2, 2024 (relating to the registrant’s Registration Statement on Form S-3 (File Nos. 333-283556 and 333-283556-01)) that was filed by the Company and PSOC with the Securities and Exchange Commission on December 2, 2024 pursuant to Rule 424(b) under the Securities Act of 1933, and under the section entitled “Description of Debt Securities” beginning on page 22 of the Prospectus, which Prospectus and Prospectus Supplement shall be deemed to be incorporated herein by this reference.

Item 2. Exhibits.

The following exhibits are being filed with the copies of this Form 8-A Registration Statement filed with the New York Stock Exchange and the Securities and Exchange Commission:

Exhibit 4.1 – Amended and Restated Indenture, dated as of August 14, 2023, among Public Storage, Public Storage Operating Company and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association, as trustee). Filed as Exhibit A to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated August 14, 2023 and incorporated herein by reference.

Exhibit 4.2 – Twenty-First Supplemental Indenture, dated as of October 3, 2025, among Public Storage Operating Company, Public Storage and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association, as trustee), filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on October  3, 2025 and incorporated herein by reference.

Exhibit 4.3 – Form of 3.500% Senior Note due 2034, filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on October 3, 2025 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PUBLIC STORAGE

	By:	/s/ Nathaniel A. Vitan
Date: October 3, 2025		Nathaniel A. Vitan Senior Vice President, Chief Legal Officer & Corporate Secretary

PUBLIC STORAGE OPERATING COMPANY

	By:	/s/ Nathaniel A. Vitan
Date: October 3, 2025		Nathaniel A. Vitan Senior Vice President, Chief Legal Officer & Corporate Secretary